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                                                                 EXHIBIT  21.1


             SUBSIDIARIES OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

The subsidiaries of the Company at December 31, 1998 were as follows:


                                                                          JURISDICTION OF
                                                                          INCORPORATION OR
NAME                                                                        ORGANIZATION
----                                                                   --------------------------
Schweitzer-Mauduit Canada, Inc....................................     Manitoba Province (Canada)
Schweitzer-Mauduit Spain, S.L.....................................     Spain
     -   LTR Industries S.A.......................................     France
     -   SWM Brasil, Ltda.........................................     Brazil
             --  Schweitzer-Mauduit do Brasil, S.A................     Brazil
Schweitzer-Mauduit France S.A.R.L.................................     France
     -   Papeteries de Mauduit S.A................................     France
             --  PDM Industries S.N.C.............................     France
             --  Papeteries de Malaucene S.A......................     France
                   --   Malaucene Industries S.N.C................     France
     -   Groupe SAPAM S.A.........................................     France
             --  Papeteries de St. Girons S.A.....................     France